United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2008

MyECheck, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51977	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 West Broadway St.
Vancouver, British Columbia, V5Z 1K7
(Address of principal executive offices with zip code)

(604)-710-9330
(Registrant's telephone number, including area code)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 452 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Information to be included in the report

Item 1.01 Entry into a Material Definitive Agreement

See disclosures at Item 5.01 of this Report on form 8-k.

Item 5.01 Changes in Control of Registrant

The disclosures set forth below are the disclosures that would be required on Form 10-SB. Numbering used herein is intended to track the numbering used in Form 10-SB.

The share numbers referenced herein are intended to give effect to the Merger (as that term is defined herein). As a result of the Merger, prior to giving effect to the financing transactions with the Investors (as defined herein), the Company will have outstanding 65,937,500 shares of common stock (excluding 2,000,000 shares to be held in escrow as remedies for breaches of the Merger Agreement). References herein to “the Company” or “MyECheck” shall mean the predecessor Delaware corporation, MyECheck, Inc., or the surviving corporation following the Merger. References to “Sekoya” shall mean Sekoya Holdings, Inc., the predecessor Nevada corporation (notwithstanding that Sekoya, prior to the Merger, changed its corporate charter in Nevada to change its name to MyECheck, Inc.). References to share numbers herein shall refer to the post-Merger shares, without giving effect to the contingent distribution of the 2,000,000 escrow shares.

Part I.

Item 1. Description of Business

Business Summary

MyECheck, Inc. (“MyECheck”) is an early stage company engaged in the payment processing industry; specifically MyECheck provides electronic check image (“e-check”) services to merchants, payment services providers, banks and other businesses. MyECheck was founded and incorporated in Delaware in October 2004 to capitalize on opportunities created by the passing of The Check Clearing for the 21st Century Act (“Check 21”). MyECheck has commenced formal business operations and is generating revenue.

MyECheck was created to satisfy the demand for an alternative payment solution to credit and debit cards for online commerce. MyECheck has developed and utilizes a proprietary method of creating and clearing Remotely Created Check (“RCC”) images on behalf of its e-commerce customers, having successfully implemented its proprietary RCC service that enables companies to accept real-time check payments from consumers and businesses online or over a telephone.

MyECheck provides additional services to support its RCC service including fraud loss prevention services. MyECheck also provides a number of services such as check remittance processing and remote deposit capture (“RDC”) services for brick and mortar companies, banks and retailers.

Revenue is generated from transaction fees charged to companies that contract with MyECheck to utilize the Companies services. MyECheck has experienced month over month revenue growth the past 4 months and Company Management believes that it will be possible for MyECheck to be operating cash flow positive within the second calendar quarter of 2008. As of January 2008, MyECheck had secured an initial group of merchant contracts and was working to close additional pending agreements.

MyECheck entered into a merger agreement with Sekoya Holdings, Inc., a Nevada corporation in November 2007, amended in January 2008. The merger is expected to be effective as soon as possible when the parties have obtained requisite shareholder approval. Shareholders of Sekoya prior to the merger would own approximately 40% of the shares of the surviving company and shareholders of MyECheck would own approximately 60% of the surviving company, with all parties being diluted by additional financing to be completely following the Merger (excluding 2,000,000 shares to be held in escrow as remedies for breaches of the Merger Agreement)

About Check 21

Check 21 was signed into law on October 28, 2003, and became effective on October 28, 2004. Check 21 is designed to foster innovation in the payments system and to enhance its efficiency by reducing some of the legal impediments to check truncation. The law facilitates check truncation by creating a new negotiable instrument called a substitute check, which permits banks to truncate original checks, to process check information electronically, and to deliver substitute checks to banks that want to continue receiving paper checks. A substitute check is the legal equivalent of the original check and includes all the information contained on the original check. The law does not require banks to accept checks in electronic form nor does it require banks to use the new authority granted by the Act to create substitute checks.

Summary History of MyECheck

MyECheck started processing transactions on version one of its software platform in July of 2005 and continued through March of 2006, after which it ceased processing in order to further develop and refine its service offerings.

During the period from March of 2006 through September 2007, MyECheck redesigned and developed its software platform to better suit the demands of its prospective customers and to ensure the accurate performance of the software.

MyECheck has been sponsored by First Regional Bank, and successfully completed approval and check image file (ANSI X9.37) testing with the Federal Reserve Bank in the second quarter of 2007.

Version two of its software platform was launched in September of 2007 and MyECheck has been steadily ramping up transaction volume on the system since then.

The Services of MyECheck

MyECheck offers comprehensive, easily implemented solutions that include real-time check authorization, payment guarantee, check image creation and clearing and complete online reporting.

Remotely Created Check Service

Internet merchants and other companies wishing to accept payments online or over a telephone (“Merchants”) can directly integrate with MyECheck’s payment engine. Payor check data is collected by the Merchant either at the Merchant’s website or over the telephone, and is transmitted in real-time to MyECheck for processing.

MyECheck uses patent pending technology to generate RCCs in accordance with the Federal Reserve Check 21 specification. RCC images are formatted and are transmitted in near real-time to banks, or more commonly directly to the Federal Reserve for clearing on behalf of MyECheck’s partner bank(s).

MyECheck believes that its RCC service overcomes many of the shortcomings of Automated Clearing House (“ACH”) based e-check systems and cost-effectively provides higher transaction success rates, faster funds clearing and fewer returned items.

MyECheck believes that it is positioned to capture a significant market share of the alternative payments industry with a viable alternative payment method for online payments. Compared to other online payment methods, MyECheck works with more consumers, with the ability to guarantee payments at rates lower than non-guaranteed card processing rates.

Check Authorization Service

MyECheck offers Check Authorization Service which enables merchants to verify consumer provided data, check the status of the customer’s bank account, provide evidence that the consumer has authorized the check and predict the likelihood of a check being returned unpaid. Businesses that accept payments online through MyECheck utilize this service to provide greater assurance that the check will clear. Transactions can be approved or declined based upon the results of the Check Authorization Service.

Check Guarantee Service

MyECheck co-markets with Check Guarantee Providers to offer Check Guarantee Service. The Check Guarantee Provider warranties all approved checks and reimburses the Payee for financial losses incurred as a result of returned checks. The Check Guarantee Provider buys the returned checks that have been warranted from merchants for the full face value of the returned checks. MyECheck merchants utilize Check Guarantee Service so that they can ship products or provide services immediately without having to wait for the check to clear. The Check Guarantee Service also eliminates the need for Merchants to collect on returned checks from their customers. The Check Guarantee Providers are independent third parties whose services are offered to Merchants separately from the MyECheck service. MyECheck is not compensated by, and does not compensate, Check Guarantee Providers. MyECheck may in the future enter into compensated arrangements with Check Guarantee Providers.

Remote Deposit Capture and Remittance Processing

MyECheck provides Remote Deposit Capture and Remittance Processing Solutions that enable companies to scan paper checks at the brick and mortar point of sale or back office, and remit check images to MyECheck for processing. MyECheck formats the check images in accordance with the Federal Reserve Check 21 specification (ANSI X9.37) and transmits the files in near real-time directly into the check clearing system, as it does with its RCC image files. RDC reduces Merchant handling and administrative costs, eliminates paper check transportation, speeds clearing by an average of 2+ days and improves Merchant cash flow.

International Payment Service

Through relationships with foreign financial services organizations, MyECheck is planning to add international bank transfer payment services that will allow MyECheck merchants to accept non-card associated bank transfers in local currencies from the world’s largest global markets.

The methodology expected to be employed with the international service would prevent consumer initiated repudiation and charge-backs, eliminating most types of international payments fraud. This service facilitates funds collection in over 50 countries and provides bank transfer remitting capabilities to bank accounts in over 120 countries. The system currently supports 21 currencies and will perform foreign exchange if required.

Company management expects the International Payment Service to be available to its Merchants by the second calendar quarter of 2008

Merchant Reporting

Through our Merchant interface, MyECheck provides the following reports:

o	Detailed transaction history
o	Successful
o	Failed
o	MyECheck fees and settlement statements

In addition to the above, pertinent information is returned at the end of each transaction to facilitate reporting on the Merchant side.

Company Competition

Other new alternative payment brands have emerged and have experienced tremendous success in recent months and years. Management believes that MyECheck services are in many ways more viable, and possess greater revenue potential than other alternative payment services that have emerged.

Most other alternative payment services enable consumers to pay with either payment cards or ACH based e-checks. One of the shortcomings of many of these payment brands is that the consumer is redirected off of the merchant’s site in order to complete the transaction.

The check is the largest non-cash payment method in the US, demonstrating that people often prefer to use checks over cards. In the past 5 years, the number of online check transactions per quarter has grown from 742,660 to 318,484,650, a 42,884% growth rate. In spite of this, many online merchants and businesses offer no alternative to cards, resulting in lost sales due to many consumers’ inability or unwillingness to purchase cards.

MyECheck provides access to more US consumers than any other payment method because it can be used to clear checks from 100% of US checking accounts, including business accounts and accounts where ACH does not work. MyECheck facilitates faster funds clearing than cards or ACH providing same day or next day availability of funds to the merchant’s bank. MyECheck also offers fraud control tools including bank account verification, negative check-writer database queries and payment guarantee at lower rates.

Because MyECheck does not use the ACH network, transactions are not subject to National Automated Clearing House Association (“NACHA”) regulation, including their rules, fees and fines. MyECheck RCCs are governed by Uniform Commercial Code (State check laws), and Check 21 law, which is more favorable to the Payee than NACHA rules and facilitates higher returned item collection rates. The lower number of returns and higher return collection rates translates to fewer losses, lower fees for payment guarantee and higher profit margins for MyECheck Merchants.

E-commerce & Internet Industry

Significant, continuing growth was seen in the global Internet and E-Commerce sector in 2007. This growth is expected to continue through 2008, 2009, 2010 and the foreseeable future.

Worldwide, more than one billion people are using the Internet. The number of American homes and businesses with broadband access capabilities tops 50 million, and a plethora of new services, entertainment options and time-saving solutions have become widely available. The U.S. population is becoming more tech-savvy, with at least 72% of American adults surfing the net on a regular basis. Confidence in security for online transactions is on the rise, as is the ease of use of most retail web sites.

Online advertising, including paid search inclusion at sites like Google and Yahoo!, has ballooned into a $10 billion business in the U.S. alone, threatening traditional advertising venues of all types.

Retailing online continues to be a booming business. Total US online sales, excluding auctions and business to business, reached approximately $160 billion in the first 10 months of 2007, up from $130 billion for the same period in 2006, $89 billion during 2005, and about $71 billion in 2004.

Management believes that new methods of taking advantage of efficiencies created by the Internet are becoming widely accepted as access to high-speed broadband Internet connections become commonplace. Users of the Internet (both business and consumer) are multiplying around the globe, and many companies are earning substantial profits in serving those users.

The migration to more efficient payment mechanisms is affected by innovations, incentives, and regulation. While advances in technology have yielded numerous payment method alternatives, many have not been widely adopted. Numerous payment innovations have not been widely adopted because many payment system participants lacked sufficient incentives to change consumer behavior.

Gaining market adoption is a major challenge in the migration to efficient payment mechanisms. This can be particularly difficult considering the deep emotional attachment of consumers to more traditional payment forms, e.g., checks, in the United States. There are incentives that make U.S. consumers and businesses more likely to adopt less efficient and less secure payment instruments, such as credit and signature-based debit cards.

Weak authentication procedures are a main factor driving fraud. The legal and regulatory framework protects consumers differently based on the payment instrument used to make purchases.

According to a survey published June 29, 2006, approximately 74% of consumers would be willing to spend about $960 more per year on music, games, subscriptions, and other digital content online if they could use a form of payment that’s safer and more convenient than a credit or debit card. Given current estimates of active consumers online, that adds up to $14.4 billion in forgone sales annually for Internet-based content sellers, according to Javelin Strategy & Research.

Aside from those who say they would buy more if given alternatives, some 72% of online consumers said they have abandoned a purchase when it came time to make payment. The major finding of the poll is that the availability of secure and convenient payment options beyond traditional credit and debit cards can drive significant incremental purchases, subscriptions, and transactions.

Although many new payment schemes exist today with many more on the horizon, the vast majority of these systems continue to be based upon the two fundamental payment methods, credit and debit.

Successful solutions such as PayPal and more recently BillMeLater offer a slight twist to the traditional payment mechanism of credit cards. PayPal for example, whose primary merchant customers are small retailers who typically are not large enough to qualify for their own merchant account at a bank, offers consumer payment options consisting of either credit cards or bank debit through the ACH network.

BillMeLater is a credit based system whereby the consumer applies for and, if approved, is granted a line of credit at the time of the transaction.

All other e-check (online electronic check) solutions are based upon the ACH (automated clearing house) system. ACH transactions are bank electronic funds transfers whereby the consumer’s bank account is debited and the recipients account is credited. ACH transactions work reasonably well in most instances, however the system does suffer from some shortcomings which have impacted adoption.

ACH transactions are governed by NACHA, (the National Automated Clearing House Association), which imposes a substantial number of rules and regulations upon the transactions and their users. Compliance with the many, and continuously updating, NACHA operating rules can be complicated for Merchants.

ACH transactions take several days to clear through the system. During the clearing period the recipient has no way to determine if the transaction is even going clear or if it will result in an administrative return. ACH has more than 60 reasons why a transaction can fail. Many times it is because the consumer’s bank has chosen not to participate in ACH, or hasn’t performed the correct system integration.

Checks continue to be the number one non-cash payment method in the US, with the value of checks processed annually around one hundred trillion dollars. Up to 45% of adults either have no payment cards or have no available credit on their cards, meaning that as many as 80 Million US adults have no ability to buy online at the many websites that only accept cards.

Many online merchants are dissatisfied with credit card and ACH solutions, and many online industries such as travel and brokerage have no check solution at all. Management believes this provides MyECheck with a significant market opening.

Employees and Contractors

As of January 1, 2008, MyECheck had 4 full time employees and 6 independent contractors. MyECheck expects to add 2 full time employees during the first calendar quarter of 2008.

Leases

MyECheck leases its corporate office under a non-cancelable rental agreement. On
May 3, 2005 and July 12, 2005, MyECheck entered into a 36-month lease and 12 month extension, respectively, through December 2009. Monthly payments at the inception of the lease terms were $ 8,576 and increase 4% annually.

MyECheck leases its telephone equipment under a non-cancelable lease agreement. On January 1, 2006 MyECheck entered into a 48 month lease, after which MyECheck may purchase the leased equipment for $1.00. Monthly lease payments are approximately $750 per month.

Regulation

MyECheck is not currently subject to direct federal, state or local regulation, and laws or regulations applicable to access to or commerce on the Internet, other than regulations applicable to businesses generally. MyECheck provides transaction processing services and does not conduct transactions or hold or transfer cash itself. However, there can be no assurances that MyECheck will not be subject to such regulation in the future.

Cost of Compliance with Environmental Regulation

MyECheck currently has no costs associated with compliance with environmental regulations. However, there can be no assurances that MyECheck will not incur such costs in the future.

Software Development

In April 2006, MyECheck entered into an open ended software development agreement with R Systems International Ltd., a software product development company, and that agreement continues to be in effect. MyECheck also develops some of its software in-house. During the past two years, research and development costs associated with the development of the software have been approximately $149,382.00.

MyECheck owns all rights to its software and has a patent pending with respect to its software.

Business Partners

MyECheck has entered into a Processor Agreement with First Regional Bank. First Regional Bancorp (NASDAQ: FRGB) is a bank holding company headquartered in Century City, California. Its subsidiary, First Regional Bank, specializes in providing businesses and professionals with the management expertise of a major bank and the personalized service of an independent. First Regional Bank offers the latest technology combined with a higher level of service, responsiveness and cost savings not found at other institutions.

First Regional Bank has sponsored MyECheck at the Federal Reserve Bank, and MyECheck is permitted to use First Regional Bank’s FedLine account to electronically access the Federal Reserve check clearing system.

MyECheck has entered into an Agreement with Cardinal Commerce Corporation, a global leader in enabling authenticated payments, secure transactions and alternative payment brands for both eCommerce and mobile commerce. CardinalCommerce enables payment brands such as Verified by Visa, MasterCard SecureCode, PayPal, eBillme, Bill Me Later, Google Checkout, MyECheck, and NetCash (with Western Union and NACHA Secure Vault Payments coming soon) to a network of over 30,000 merchants and thousands of Banks.

The Cardinal mobile platform leverages its merchant network, bank network and payment brands by linking them with end users’ mobile phones through an integrated mobile platform.  Cardinal's proprietary and easily deployable technology provides consumers, merchants, card issuers, and processors the ability to conduct authenticated Internet, wireless and mobile transactions safely and securely. Headquartered in Cleveland, Ohio, with facilities in the United States, Europe and Africa, CardinalCommerce services a global customer base.

MyECheck is substantially reliant on these agreements for its business. If MyECheck develops a broader base of customers and vendor relationships, that reliance may decrease, but there can be no assurances as to the timing or extent of such growth.

The Merger Agreement

MyECheck, Inc., a Delaware corporation (“Predecessor”) and the Company (a Nevada corporation) entered into a Merger Agreement in November 2007, which has been amended and restated as of February 4, 2008, which is filed as an exhibit hereto, and is incorporated herein by reference. The merger is expected to become effective in March 2008, subject to customary closing conditions, including the condition that there are no dissenting shares.

•
Structure of the Merger. Under the terms of the Merger Agreement, Predecessor will merge with and into Company (the “Merger”) and Company will be the surviving corporation and the name change of Sekoya to MyECheck Inc. will be ratified (the “Surviving Corporation”). As of the Effective Time (as defined below) the stockholders of Company prior to the Merger will own approximately 40% of the shares of the Surviving Corporation and the stockholders of Predecessor prior to the Merger will own approximately 60% of the Surviving Corporation.

•
Dilution. The ownership of all stockholders in the Surviving Corporation will be diluted immediately after the Effective Time due to the issuance of an aggregate of 4,000,000 shares of common stock of the Surviving Corporation to Youngal Group Ltd. and Anshan Finance Ltd. (the “Investors”). In addition, the Investors hold warrants to purchase up to an aggregate of 4,000,000 additional shares of the Surviving Corporation.

•
Completion of the Merger. The Merger will become effective upon the filing of the Articles of Merger with the Division of Corporations of the State of Nevada and the Certificate of Merger with the Division of Corporations of the State of Delaware (the “Effective Time”).

•
Merger Consideration. Under the terms of the Merger Agreement, as of the Effective Time, each outstanding share of Predecessor’s common stock will be converted into the right to receive (a) immediately distributable 49.453119 shares of common stock of Company and (b) additional 2.5 Buyer Shares that shall be held in escrow and that shall be distributable solely as remedies for breaches of the Merger Agreement. Each share of Company stock issued and outstanding at and as of the Effective Time will remain issued and outstanding following the Merger. At the Effective Time, Shirley Wong, the majority shareholder of Company, shall contribute all of her shares of Company stock to the capital of the Surviving Corporation, which shares shall be immediately cancelled.

•
Escrow Shares. After the Effective Time, 2,000,000 shares otherwise issuable to Predecessor’s shareholders shall be held back for a period of one year (the “Escrow Shares”) for purposes of compensating Predecessor and its officers, directors, employees, agents and affiliates should they sustain any loss due to a breach of Company’s representations, warranties, covenants or agreements contained in the Merger Agreement or any related document (a “Loss”). Escrow Shares shall be distributed pro rata to Predecessor shareholders on a then-current price basis to cover any losses resulting from breaches of the Merger Agreement.

•	Contribution of Escrow Shares. On the one year anniversary of the Effective Time, any Escrow Shares not required to cover a loss shall be contributed to the Surviving Corporation and cancelled.

•	Articles of Incorporation. The Articles of Incorporation of Company in effect at and as of the Effective Time will remain the Articles of Incorporation of Company following the Merger.

•	Bylaws. As of the Effective Time, those Bylaws attached as Exhibit C to the Merger Agreement shall become the Bylaws of Company.

•	Directors and Officers. The directors and officers of Predecessor in office at and as of the Effective time will become the directors and officers of Company as of the Effective Time.

The Merger Agreement includes customary representations, warranties and covenants by the respective parties. The description of the Merger Agreement set forth above is qualified in its entirety by reference to the Merger Agreement.

Item 2. Management’s Discussion and Analysis or Plan of Operation

The following discussion contains certain forward-looking statements that are subject to business and economic risks and uncertainties, and MyECheck's actual results could differ materially from those forward-looking statements. The following discussion regarding the financial statements of MyECheck should be read in conjunction with the financial statements and notes thereto.

MyECheck's prior full fiscal year ending December 31, 2006 is not indicative of MyECheck's current business plan and operations. Incorporated in October 2004, MyECheck currently has limited revenues and is deemed an early stage Company. This plan of operation will focus on MyECheck's business plan and operations current. There can be no assurance that MyECheck will generate positive cash flow and there can be no assurances as to the level of revenues, if any, MyECheck may actually achieve from its operations.

Implementation Plan

Following is an outline of MyECheck's plan to build a widely used payment system. The success of MyECheck depends on a number of factors including the careful selection and active participation of qualified Value Added Resellers (“VARs”) and Payment Service Providers (“PSPs”). The VARs / PSPs commitment to MyECheck will depend on the commercial viability of MyECheck’s solutions and web-based services.

MyECheck targets internet payment gateways and payments software and service providers for partnership and reseller opportunities. Early emphasis has been on building sales channels through partnerships. MyECheck has experienced early success in partnerships with Cardinal Commerce and is in discussions and other major PSPs.

In addition to its in-house direct sales department, MyECheck has engaged a number of specialized independent sales agents such as Sheffield Resource Network and others, who leverage their existing contacts for direct sales.

MyECheck has an active PR program and issues press releases on a regular basis which generate in-bound leads and interest from industry press. Company management conducts interviews with national press. MyECheck attends and exhibits at industry trade shows, conferences and other networking events.

MyECheck in-house sales force and independent sales agents also use email and cold calling marketing techniques, focusing on the industry’s largest target companies. MyECheck is currently in discussion with large Independent Sales Organizations (ISOs) regarding partnership and representation opportunities.

In addition to the effective marketing and distribution of MyECheck’s services, MyECheck’s infrastructure must be able to support a significant increase in transaction volume. MyECheck plans to enhance its infrastructure by adding a new data center and new hardware in anticipation of increased transaction volume. MyECheck plans to continue to scale it’s infrastructure in advance of the need.

Liquidity

As of September 30, 2007 MyECheck had cash on hand amounting to $787. MyECheck is currently operating cash flow negative and its operating expenses exceed its operating income. MyECheck expects to receive investment amounting to $800,000 over the next 8 months, through Private Placement Subscription Agreements from two investors. MyECheck also may obtain an additional $12 million from the exercise of warrants priced at $2.00 and $4.00 per share, but there can be no assurances that the warrants will be exercised. Management believes that the combination of revenue from operations and the proceeds from investment will be sufficient to fund operations, however there can be no assurance the revenue will be earned or that the expected investment will materialize.

There are currently no commitments for capital expenditures.

There are trends in sales that would have a material affect on MyECheck. In recent months there has been a marked increase in the number of applications for MyECheck’s services. Management expects this trend to continue throughout 2008, however there can be no assurances that the current trend will continue.

There are currently no guarantees or other off balance sheet arrangements.

During the interim period ended September 30, 2007, revenue from operations was $4,771. During the year ended December 31, 2006, revenue from operations was $257,200 and revenue from operations during the year ended December 31, 2005 was $120, 168.

MyECheck started processing transactions on version one of its software platform in July of 2005 and continued through March of 2006, after which it ceased processing in order to further develop and refine its service offerings. During the period from March of 2006 through September 2007, MyECheck redesigned and developed its software platform to better suit the demands of its prospective customers and to ensure the accurate performance of the software. MyECheck launched revenue generating operations on version two of its software platform in September 2007.

Significant Risks

WE ARE A HIGH RISK, START-UP COMPANY AND, AS SUCH, THERE IS UNCERTAINTY REGARDING WHETHER WE WILL SUCCESSFULLY EXECUTE OUR BUSINESS PLAN, GENERATE ENOUGH REVENUE TO SUPPORT OPERATIONS, RECEIVE ANY INVESTMENT, OR ENGAGE ANY NEW CUSTOMERS.

Product Risk

There are no assurances that MyECheck will continue to be able to provide its services. Changes in laws or interpretation of existing laws may pose significant risk and may prevent MyECheck from providing its service. MyECheck is dependent on a bank relationship and there are assurances that MyECheck will be able to maintain its current bank relationships, or develop new bank relationships.

Market Risk

There are no assurances that the market demand for MyECheck’s services exist, or will continue to exist in the future. The Internet and high technology industries are rapidly evolving and changing, and new products or services may be introduced that may make MyECheck’s services less viable or obsolete.

Reliance on Key Employees

At least in its early stage, the Company's business depends to a large extent on retaining the services of its founder, Mr. Edward R Starrs (Chairman of the Board of Directors and Chief Executive Officer), as well as MyECheck’s Chief technical Officer Mr. R. Stephen Blandford and MyECheck’s Chief Financial Officer Mr. James R Heidinger. The Company's operations could be materially adversely affected if, for any reason, one or more of the above officers ceases to be active in MyECheck's management. MyECheck has minimized the possible loss of Mr. Starrs, Blandford and Heidinger to competitors by having each of them execute employment agreements containing non-competition and non-disclosure covenants. MyECheck has no key-person life insurance policy on any of the above-mentioned key personnel.

Financial Risk

There are no assurances that MyECheck will always have sufficient money to continue operations.

Competitive Risk

There are no assurances that MyECheck will be able to effectively compete against larger, better funded competitors. Although MyECheck is apparently first to market with its RCC service, competing services may be developed that may offer more advantages, cost less or may have higher sales and marketing success.

Dependence on the Internet

Because MyECheck’s products and services are provided directly over the Internet, the future success of MyECheck will depend in large part on whether the Internet proves to be a viable commercial marketplace. Whether because of inadequate development of the necessary infrastructure or as a result of fraud, or any other cause, if customers lack confidence in sourcing products over the Internet, MyECheck’s business, operating results and financial condition will be materially adversely affected.

Rapid Technologic Change; Dependence on New Product Development

The Internet market in which MyECheck intends to compete is characterized by rapid and significant technological developments, frequent new product introductions and enhancements, continually evolving business expectations and swift changes. To compete effectively in such markets, MyECheck must continually improve and enhance its products and services and develop new technologies and services that incorporate technological advances, satisfy increasing customer expectations and compete effectively on the basis of performance and price. MyECheck’s success will also depend substantially upon its ability to anticipate, and to adapt its products and services to its collaborative partner’s preferences. There can be no assurance that technological developments will not render some of MyECheck's products and services obsolete, or that MyECheck will be able to respond with improved or new products, services, and technology that satisfy evolving customers’ expectations. Failure by MyECheck to acquire, develop or introduce new products, services, and enhancements in a timely manner could have a material adverse effect on MyECheck’s business, financial condition and operations. Also, to the extent one or more of MyECheck's competitors introduces products and services that better address a customer’s needs, MyECheck’s business would be materially adversely affected.

Delays in New Product and Service Development and Introduction

The process of developing products and services such as those offered by MyECheck may prove to be extremely complex and it is highly likely that MyECheck will experience delays in developing and introducing new products and services in the future. If MyECheck is unable to develop and introduce new products, services or enhancements to existing products and services in a timely manner in response to changing market conditions or customer requirements, MyECheck's business, operating results and financial conditions would be materially adversely affected. Also, announcements of currently planned or other new products and services may cause customers to delay their subscription decisions in anticipation of such products and services, which could have a material adverse effect on MyECheck's business, operating results and financial condition, especially if the introduction of such products and services is delayed.

Flaws and Defects in Products and Services

Products and services as complex as those offered by MyECheck may contain undetected flaws or defects when first introduced or as new versions are released. Any inaccuracy or defects may result in adverse products and service reviews and a loss or delay in market acceptance. There can be no assurance that flaws or defects will not be found in MyECheck’s products and services. If found, flaws and defects would have a material adverse effect upon MyECheck’s business operations and financial condition.

Management of Potential Growth

MyECheck's ability to manage its future growth, if any, will require it to continue to implement and improve its operational, financial and management information systems and control and to hire and train new employees, including management and technical personnel, and also to motivate and manage its new employees and to integrate them into its overall operations and culture. Although the management team has successfully grown other companies, there can be no assurance that MyECheck will be able to perform such actions successfully. MyECheck's failure to manage growth effectively would have a material adverse effect on MyECheck’s results of operations and its ability to execute its business strategy.

Lack of a Public Market

There has not been a public market for MyECheck’s shares there are no assurances that a regular trading market will develop in the near term or that, if developed, it will be sustained. In the event a regular public trading market does not develop, any investment in MyECheck’s Common Stock would be highly illiquid. Accordingly, investors in MyECheck may not be able to readily sell their shares.

Dividends

MyECheck has not paid any dividends or made distributions to its investors and is not likely to do so in the foreseeable future. MyECheck presently intends to retain earnings for use in its business. Additionally, MyECheck may fund a portion of its future expansion through debt financing, and a condition of such financing may prohibit the payment of dividends while the debt is outstanding. Therefore, management's goal is to build value by increasing the size of the business and not by paying dividends.

Competition

With the ever-growing popularity of the Internet and as computer hardware (i.e., servers) and creating/maintaining virtual private networks becomes more affordable, other on-line services may appear or are already established which will try to create an electronic link to provide similar products and services that MyECheck offers. Some of those businesses may have far greater financial and marketing resources, operating experience and name recognition than MyECheck. Potential competitors include PayPal, Google Checkout, BillMeLater and others. All these companies take different approaches to processing electronic transactions and to the best of MyECheck's knowledge, none of them currently offer services of the same type as MyECheck. Notwithstanding, these potential competitors, as well as the entry of more competitors offering similar services, could have a material adverse effect upon MyECheck's business, operating results and financial condition.

Item 3. Description of Property.

MyECheck’s operates its executive offices from approximately 3,300 square feet of Class A office space in a large business park located in El Dorado Hills, CA. Certain contractors operate from their homes located in various regions throughout the country. MyECheck’s primary operational data center is located within a telco in Sacramento, CA. MyECheck plans to add a second data center within the first calendar quarter of 2008.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to MyECheck's equity securities owned of record or beneficially by (i) each Officer and Director of MyECheck; (ii) each person who owns beneficially more than 5% of each class of MyECheck's outstanding equity securities; and (iii) all Directors and Executive Officers as a group, after giving effect to Merger and to the financing and warrant transactions described herein.

Name and Address of Beneficial Owner	Common Stock	Percentage

Edward Robert Starrs	31,161,251	42.15%
674 Platt Circle
El Dorado Hills, CA 95762

Robert Stephen Blandford	2,769,375	3.75%
2624 Alana Ct
Cameron Park, CA 95682

James Ronald Heidinger	1,978,125	2.68%
488 Lakeridge Court
El Dorado Hills, CA 95762

Anshan Finance Ltd *	4,000,000	5.41%
Jasmine Court
35A Regent Street
Belize City, Belize

Youngal Group Ltd.*	4,000,000	5.41%
Jasmine Court
35A Regent Street
Belize City, Belize

* Anshan Finance Ltd has agreed to purchase 2,000,000 shares from MyECheck for $1,000,000, and has acquired warrants from MyECheck to acquire an additional 2,000,000 shares from MyECheck at the price of $2.00 per share. Youngal Group Ltd. has agreed to purchase 2,000,000 shares from MyECheck for $1,000,000, and has acquired warrants from MyECheck to acquire an additional 2,000,000 shares from MyECheck at the price of $4.00 per share. Youngal Group Ltd. owes MyECheck $800,000 pursuant to a subscription payable and the remaining investment has been received by MyECheck.

Except as described above, there are currently no options, warrants, rights or other securities conversion privileges granted to our officers, directors or beneficial owners.

Item 5. Directors, Executive Officers, promoters and Control Persons.

There is no involvement by any of Director, Executive Officer or Control Person in bankruptcy, criminal proceeding, injunctions, or violation of securities law in the past 5 years.

The following table sets forth the names and ages of the current directors and executive officers of MyECheck, the principal offices and positions with MyECheck held by each person and the date such person became a director or executive officer of MyECheck. The executive officers of MyECheck are elected annually by the Board of Directors. The directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

The directors and executive officers of MyECheck are as follows:

Name	Age	Position(s)	Date Appointed

Edward Robert Starrs	47	President	October 29, 2004
		Chief Executive Officer
		Chairman of the Board
		Director

Robert Stephen Blandford	47	Vice President of Technology	October 29, 2004
		Chief Technology Officer
		Secretary
		Director

James Ronald Heidinger	51	Vice President of Finance	May 15, 2006
		Chief Financial Officer
		Treasurer
		Director

Edward R Starrs

Mr. Starrs has 20 years experience as an international business executive with management experience in multiple industries. He has been an officer and director of MyECheck since its formation in 2004. Previously, Mr. Starrs was President of Starnet Systems International, Inc., a public company that was processing more than $2 billion annually in Internet transactions. .

Mr. Starrs owned and operated several successful companies including, ERS Marketing, Inc., where he produced over $20 million in contracts for his clients, and Bay Distributing, Inc. a major distributor of over 800 product categories to Fortune 500 accounts.

From January, 2002 through October, 2004, Mr. Starrs was President of Digency, Inc., an online payment processing company engaged in credit card and eCheck transaction processing for Internet Merchants.

Starrs has also held senior management positions with Fortune 100 companies including McCaw Communications, Inc. (AT&T), and AMF, Inc., the world’s largest sporting goods conglomerate.

R Stephen Blandford

Mr. Blandford possesses more than 15 years experience as a Senior Information Technology Professional including serving as CTO for companies in the online entertainment and gaming industries.

Mr. Blandford’s professional experience includes i2 Corp, MXM Media, Maxum Entertainment Group, Perspective Technologies, WinStreak and others.

From January, 2002 through October, 2004, Mr. Blandford was Chief Technology Officer for Digency, Inc., an online payment processing company engaged in credit card and eCheck transaction processing for Internet Merchants.

Mr. Blandford has expertise in the design and implementation of Java streaming media solutions for multiple platforms, using Coldfusion, PHP, & SQL DBs. For more than a decade Blandford has architected systems featuring virtually every emerging technology.

James Heidinger, BS, CPA

During the period from 2000 through 2005, Mr. Heidinger served as Chief Financial Officer for ORBA Financial Management, an investment and insurance sales and marketing firm licensed in all 50 states.  With over 450 independent registered representatives and premium and investment sales of over $750 million, ORBA is the top production leader for Western Reserve Life and InterSecurities, both subsidiaries of AEGON NV, the third largest international insurance firm in the world and a major investor in ORBA Financial Management.

Previously, Mr. Heidinger was recruited to create and implement a corporate accounting system, provide financial statements, perform a systems conversion and set up a cash management system for Cucina Holdings, Inc. a $50 million food and beverage manufacturer, wholesaler and retailer.  Its branded names include Java City Coffee, Caravali Coffees and La Petite Boulangerie.

Item 6. Executive Compensation

On January 1, 2008, MyECheck entered into two year Employment Agreement with Mr. Edward R Starrs, MyECheck's President and Chief Executive Officer, whereby MyECheck will pay Mr. Starrs an annual salary of $240,000. The Agreement also requires MyECheck to provide, at its expense, complete health insurance coverage for Mr. Starrs and his children.

On January 1, 2008, MyECheck entered into two year Employment Agreement with Mr. R Stephen Blandford, MyECheck's Vive President of Technology and Chief Technology Officer, whereby MyECheck will pay Mr. Blandford an annual salary of $90,000. The Agreement also requires MyECheck to provide, at its expense, complete health insurance coverage for Mr. Blandford.

On January 1, 2008, MyECheck entered into two year Employment Agreement with Mr. James R Heidinger, MyECheck's Vice President of Finance and Chief Financial Officer, whereby MyECheck will pay Mr. Heidinger an annual salary of $135,000. The Agreement also requires MyECheck to provide, at its expense, complete health insurance coverage for Mr. Heidinger.

MyECheck does not provide compensation for its directors.

The following table sets forth the total compensation MyECheck will pay its Officers.

	Annual Compensation				Long-Term Compensation
					Awards		Pay-outs
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts	All Other Compensation ($)
Edward R Starrs (Chairman & CEO)	2008	240,000	0	$10,919	0	0	0	0
R Stephen Blandford (Chief Technology Officer, Director)	2008	90,000	0	5,777	0	0	0	0
James R Heidinger (Chief Financial Officer, Director)	2008	135,000	0	7,830	0	0	0	0

Item 7. Transactions with Related Persons, Promoters and Control Persons; Corporate Governance.

During 2007, MyECheck had a loan outstanding from an Executive Officer of MyECheck in the amount of $46,154.

MyECheck has entered into subscription agreements with Youngal Group Ltd. and Anshan Finance Ltd. (together the “Investors”) who have agreed, in the aggregate, to purchase 4,000,000 shares of MyECheck’s common stock (the “Shares”) following the Effective Time of the Merger. The Shares will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933 (the “Act”) provided by Regulation S and may only be transferred in accordance with the provisions of Regulation S, pursuant to an effective registration under the Act, or pursuant to an available exemption from registration under the Act.

In connection with the sale of the Shares, MyECheck has entered into warrant agreements with Youngal Group Ltd. and Anshan Finance Ltd. (the “Warrants”). The terms of the Warrants provide the Investors the opportunity to purchase up to 4,000,000 additional shares of MyECheck’s common stock for a purchase price of $4.00 per share or $2.00 per share, respectively. The Warrants may only be exercised following the effective time of the proposed merger between MyECheck and Sekoya and the right to exercise the warrants terminates as of 5:00 p.m. local time in Vancouver, B.C. on the third anniversary of issuance. The Warrants were issued in reliance upon an exemption from the registration requirements of the Act provided by Regulation S and may only be transferred in accordance with the provisions of Regulation S, pursuant to an effective registration under the Act, or pursuant to an available exemption from registration under the Act.

The Investors are affiliates of Shirley Wong, a promoter of Sekoya. MyECheck is not required as a Bulletin Board listed company to have independent directors and at the present time does not have any directors who are not also members of management.

Item 8. Description of Securities

As of the date of this filing, after giving effect to the Merger there were 65,937,500 shares of Common Stock issued and outstanding, which are held by a total of 38 stockholders of record.
Classes of Stock

The authorized capital stock consists of 200,000,000 shares of Common Stock, par value $0.001 per share. The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of the assets for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our business affairs; (iii) do not have preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of Common Stock now outstanding are fully paid for and non-assessable.

Change of Control

There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change in control of our company or a change in type of business.

Non-Cumulative Voting

The holders of shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect directors.

Part II

Item 1. Market for Common Equity and Related Shareholder Matters

There is no current active trading market for MyECheck’s securities. MyECheck stock is eligible to be quoted on the Over the Counter Bulletin Board Exchange (“NASD OTC:BB”) under the trading symbol MYEC. As of the date of this filing, there have been no quotations.

A total of 35,908,751 shares are held by the officers and directors of Surviving Corporation, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the Securities and Exchange Commission, promulgated under the Act. Under Rule 145, such shares can only be publicly sold, subject to certain restrictions on the manner of sale, commencing six months after their acquisition.

There are currently no outstanding options to purchase or securities convertible into, our common stock. There are currently warrants outstanding to purchase 4,000,000 shares of MYEC common stock. The exercising of these warrants will generate additional investment into MyECheck in the amount of $12,000,000.

As of the date of this filing, after giving effect to the Merger there were 65,937,500 shares of Common Stock issued and outstanding, which are held by a total of 38 stockholders of record.

Cash Dividends

As of January 1, 2008, MyECheck had not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into the business.

Equity Plans

At the present time, MyECheck has no equity compensation plans in place.

Transfer Agent

The transfer agent for the Common Stock is Signature Stock Transfer, Inc. 2301 Ohio Dr Ste 100, Plano, TX 75093-3956, United States  Phone: (972) 612-4120.

Item 2. Legal Proceedings

MyECheck may from time to time be involved in various claims, lawsuits, and disputes with third parties, actions involving allegations of discrimination, intellectual property infringement, or breach of contract actions incidental to the operation of its business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. MyECheck is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

MyECheck and Ed Starrs were sued in 2005 by an investor in a prior company in which Mr. Starrs was involved and which was developing a related, but different, technology. MyECheck intends to defend these claims vigorously. The investor is seeking return of approximately $350,000 and additional damages. This lawsuit has a trial set for May 2008.

Item 3.Changes in and Disagreements with Accountants

Berman & Company P.A. Certified Public Accounts and Consultants (the “Firm”), have been the only auditor since inception and there have been no disagreements between MyECheck and the Firm.

Item 4.Recent Sales of Unregistered Securities

All shares issued by MyECheck prior to the merger were issued to accredited investors in non-public transactions for cash, in transactions that were exempt from registration under Section 4(1) of the Securities Act of 1933 or pursuant to Regulation S promulgated by the Securities and Exchange Commission.

MyECheck has entered into subscription agreements with Youngal Group Ltd. and Anshan Finance Ltd. (together the “Investors”) who have agreed, in the aggregate, to purchase 4,000,000 shares of MyECheck’s common stock (the “Shares”) following the Effective Time of the Merger. The Shares will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933 (the “Act”) provided by Regulation S and may only be transferred in accordance with the provisions of Regulation S, pursuant to an effective registration under the Act, or pursuant to an available exemption from registration under the Act.

In connection with the sale of the Shares, MyECheck has entered into warrant agreements with Youngal Group Ltd. and Anshan Finance Ltd. (the “Warrants”). The terms of the Warrants provide the Investors the opportunity to purchase up to 4,000,000 additional shares of MyECheck’s common stock for a purchase price of $4.00 per share or $2.00 per share, respectively. The Warrants may only be exercised following the effective time of the proposed merger between MyECheck and Sekoya Holdings Inc. and the right to exercise the warrants terminates as of 5:00 p.m. local time in Vancouver, B.C. on the third anniversary of issuance. The Warrants were issued in reliance upon an exemption from the registration requirements of the Act provided by Regulation S and may only be transferred in accordance with the provisions of Regulation S, pursuant to an effective registration under the Act, or pursuant to an available exemption from registration under the Act.

The number of shares and aggregate purchase amounts paid for those shares are as follows:

2004:	696,000 shares were issued for an aggregate amount of $70

2005:	8,000 shares were issued for an aggregate amount of $1

2006:	96,000 shares were issued for an aggregate amount of $100,200.

Item 5. Indemnification of Directors and Officers

The Corporation Laws of the State of Nevada and MyECheck's Bylaws provide for indemnification of MyECheck's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of MyECheck, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in MyECheck's Articles of Incorporation.

Part III

Financial Statements.

MYECHECK, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 2006

MYECHECK, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
MyEcheck, Inc.

We have audited the accompanying balance sheet of MyEcheck, Inc. (“the Company”) as of December 31, 2006, and the related statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MyEcheck, Inc., as of December 31, 2006, and the results of their operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a net loss of $589,887 and net cash used in operations of $207,739 for the year ended December 31, 2006 and at December 31, 2006 has a working capital deficit of $569,068, an accumulated deficit of $656,475 and a stockholders’ deficit of $556,204. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.

Boca Raton, Florida
September 8, 2007

1

MyECheck, Inc.
Balance Sheet
December 31, 2006

ASSETS

Current Assets
Cash	$894
Total Current Assets	894

Other Assets
Deposit	12,864

Total Assets	$13,758

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Cash Overdraft	$41,312
Accounts payable	82,250
Accrued expenses	256,286
Accrued compensation - officer	43,912
Loans Payable - related parties	143,702
Loan Payable - other	2,500
Total Current Liabilities	569,962

Commitments and Contingencies (See Note 5)

Stockholders' Deficit
Common stock, $0.00001 par value, 1,000,000 shares authorized
800,000 shares issued and outstanding	8
Additional paid in capital	100,263
Accumulated deficit	(656,475)
Total Stockholders' Deficit	(556,204)

Total Liabilities and Stockholders' Deficit	$13,758

See accompanying notes to financial statements

2

MyECheck, Inc.
Statements of Operations

	For the Years Ended December 31,
	2006	2005

Processing Revenues	$257,220	$120,168

Operating Expenses
General and Administrative	453,222	141,130
Processing Expense	308,988	41,990
Research and Development	84,897	3,636
Total Operating Expenses	847,107	186,756

Loss from Operations	(589,887)	(66,588)

Net Loss	$(589,887)	$(66,588)

Net Loss Per Share - Basic and Diluted	$(0.79)	$(0.10)

Weighted average number of shares outstanding
during the year - basic and diluted	742,553	699,025

See accompanying notes to financial statements

3

MyECheck, Inc.
Statements of Changes in Stockholders' Deficit
Years Ended December 31, 2006 and 2005

	Common Stock		Additional	Accumulated	Subscription
	Shares	Amount	Paid-in Capital	Deficit	Receivable	Total

Balance, December 31, 2004	696,000	$7	$63	$-	$(70)	$-

Receipt of cash for previously issued common stock subscription	-	-	-	-	70	70

Stock issued for consulting services ($0.0001/share)	8,000	1	-	-	-	1

Net Loss, 2005	-	-	-	(66,588)	-	(66,588)

Balance, December 31, 2005	704,000	8	63	(66,588)	-	(66,517)

Issuance of common stock for cash ($2.50/share)	40,000	-	100,000	-	-	100,000

Stock issued for consulting services - related party ($0.001/share)	40,000	-	40	-	-	40

Stock issued for consulting services - related party ($0.01/share)	16,000	-	160	-	-	160

Net Loss, 2006	-	-	-	(589,887)	-	(589,887)

Balance, December 31, 2006	800,000	$8	$100,263	$(656,475)	$-	$(556,204)

See accompanying notes to financial statements

4

MyECheck, Inc.
Statements of Cash Flows

	For the Years Ended December 31,
	2006	2005
Cash Flows from Operating Activities:
Net loss	$(589,887)	$(66,588)
Adjustments to reconcile net loss to net cash used in
operating activities:
Stock based compensation	200	-
Changes in operating assets and liabilities:
(Increase) decrease in:
Deposits	-	(12,864)
Increase (decrease) in:
Accounts payable	81,750	500
Accrued expenses	256,286	-
Accrued compensation - officer	43,912	-

Net Cash Used in Operating Activities	(207,739)	(78,952)

Cash Flows from Financing Activities:
Cash overdraft	41,312	-
Proceeds from loan payable - related parties	57,031	121,993
Repayment of loan payable - related parties	(13,246)	(22,075)
Proceeds from loan payable - other	2,500	-
Proceeds from issuance of common stock	100,000	-
Receipt of cash for previously issued commons stock subscription	-	70
Net Cash Provided by Financing Activities	187,597	99,988

Net Increase (Decrease) in Cash	(20,142)	21,036

Cash at Beginning of Year	21,036	-

Cash at End of Year	$894	$21,036

Supplemental Disclosure of Cash Flow Information
Cash Paid for:
Taxes	$-	$-
Interest	$-	$-

See accompanying notes to financial statements

5

MyEcheck, Inc.
Notes to Financial Statements
December 31, 2006

Note 1 Organization and Nature of Operations

MyECheck, Inc. (“MEC”) (“the Company”) was incorporated in the state of Delaware on October 29, 2004.

The Company provides the following services:

(A) Electronic Check Processing

Provided to merchants who transact business over the internet allowing them to process checks electronically from their customers.

(B) Check Conversion

Provided to merchants who process checks on location allowing the merchant to deposit check images from their location to their bank.

(C) Financial Verification

Provided to merchants to check the status of their customer’s bank account in order to greater provide assurance that the check will clear.

(D) Identity Services

Provided to merchants to verify that the user of the Company’s check processing service is valid providing the merchant with greater assurance that the customer is the true identity holder of the bank account.

(E) Check Collection Services

Check collection services provide the merchant with the ability to outsource its collection efforts for checks returned.

(F) Guarantee Services

Guarantee services provide the merchant with guaranteed payment on any returned items for a fee on all items processed as a means to insure guaranteed payment for products sold or services rendered.

6

MyEcheck, Inc.
Notes to Financial Statements
December 31, 2006

Note 2 Summary of Significant Accounting Policies

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and rapid technological change. The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, and regulatory risks including the potential risk of business failure. Also see Note 3 regarding going concern matters.

Use of Estimates

The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

For the purpose of the Statements of Cash Flows, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. The Company has no cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At December 31, 2006, there were no balances that exceeded the federally insured limit.

During 2006, the Company experienced numerous returned deposits and was inundated with non-sufficient fund charges. The Company’s check guarantee company was not obligated to cover these losses and as a result, the Company maintained a negative cash position. During 2006, the Company’s bank closed this account. Also during 2006, the Company had accrued $185,000 in related overdraft charges. These charges are a component of both accrued expenses and processing expense in the accompanying balance sheet and statements of operations, respectively.

Fair Value of Financial Instruments

The carrying amounts of the Company’s short-term financial instruments, including accounts payable, accrued expenses, loans payable - related parties and loans payable - other, approximate fair value due to the relatively short period to maturity for these instruments.

7

MyEcheck, Inc.
Notes to Financial Statements
December 31, 2006

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition.  The Company records revenue when all of the following have occurred; (1) persuasive evidence of an arrangement exists, (2) product delivery has occurred, (3) the sales price to the customer is fixed or determinable, and (4)collectibility is reasonably assured.

The Company earns revenue from different types of services, which include the following: electronic check processing, check deposit services under check 21, check conversion, financial verification, identity verification, and check guarantee services. The services are performed pursuant to a contract with a customer, which states the services to be utilized and the terms and fixed price for all services under contract. The price of these services may be a fixed fee per transaction and/or a percentage of the transaction processed depending on the service.

Revenue from electronic check processing is derived from fees collected from merchants to convert merchant customer check data into an electronic image of a paper draft, which allows the Company to deposit the funds to the merchant’s bank through check 21 image clearing with the Federal Reserve on behalf of the bank. The Company recognizes the revenue related to electronic check processing fees when the services are performed.

Revenue from check conversion is derived from fees collected from the merchant to process Remote Deposit Capture items, which allows the Company to deposit the funds to the merchant’s bank through check 21 image clearing with the Federal Reserve on behalf of the Bank of First Deposit. The Company recognizes the revenue related to check conversion fees when the services are performed.

Revenue from financial verification is derived from fees collected from merchants to process requests to validate financial verifications to an outside service provider under contract with the Company. This revenue is recognized when the transaction is processed, since the Company has no further obligations.

Revenue from identity verification is derived from fees collected from merchants to process requests to validate identity verifications to an outside service provider under contract with the Company. This revenue is recognized when the transaction is processed, since the Company has no further obligations.

Revenue from check guarantee services is derived from fees collected from merchants to process transaction to an outside service provider under contract with the Company. This revenue is recognized when the transaction is processed, since the Company has no further obligations.

8

MyEcheck, Inc.
Notes to Financial Statements
December 31, 2006

Processing Expense

Processing expense costs consist of third party financial verification and identification services, third party guarantee services, check processing charges, bank service charges, accrued overdraft charges, returned item fees, and losses from write-offs of settlement accounts due to returned items that a check guarantee company does not cover.

Net Loss Per Share

Basic loss per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. For the years ended December 31, 2006 and 2005, respectively, the Company does not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Income Taxes

The Company elected to be taxed as a pass-through S-Corporation under the Internal Revenue Code and was not subject to federal and state income taxes; accordingly, no provision had been made.

Advertising

In accordance with Accounting Standards Executive Committee Statement of Position 93-7, costs incurred for producing and communicating advertising of the Company, are charged to operations as incurred. Advertising expense for the years ended December 31, 2006 and 2005 were $865 and $0, respectively.

Research and Development

The Company expenses all research and development costs as incurred for which there is no alternative future use. During 2006 and 2005, these costs primarily consisted of software development fees.

Stock-based compensation

All share-based payments to employees will be recorded and expensed in the statement of operations as applicable under SFAS No. 123R “Share-Based Payment”. The Company has not issued any stock based compensation during the years ended December 31, 2006 and 2005.

9

MyEcheck, Inc.
Notes to Financial Statements
December 31, 2006

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments” (SFAS 155), which amends SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities” (SFAS 133) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (SFAS 140). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principal cash flows. SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that it is a derivative financial instrument. The Company will adopt SFAS No. 155 on January 1, 2007 and does not expect it to have a material effect on its financial position, results of operations or cash flows.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, (“FIN 48”) “Accounting for Uncertainty in Income Taxes - An Interpretation of SFAS No. 109.” This Interpretation provides guidance for recognizing and measuring certain tax positions, as defined in FASB No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification and disclosure of uncertain tax positions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect that this Interpretation will have a material impact on their financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), Fair Value Measurements. SFAS 157 clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. Additionally, it established a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS 157 to have a material impact on their financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 158 (“SFAS 158”), “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).” SFAS 158 requires employers to recognize the under funded or over funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS 158 are effective for fiscal years ending after December 15, 2006. The new measurement date requirement applies for fiscal years ending after December 15, 2008. The Company does not expect the adoption of SFAS 158 to have a material impact on their financial position, results of operations or cash flows.

10

MyEcheck, Inc.
Notes to Financial Statements
December 31, 2006

In September 2006, the U.S. Securities and Exchange Commission (the “SEC”) issued Staff Accounting Bulletin (“SAB No.108”), which expresses the views of the SEC staff regarding the process of quantifying financial statement misstatements. SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The guidance of this SAB is effective for annual financial statements covering the first fiscal year ending after November 15, 2006, which is December 31, 2006 for the Company. SAB No. 108 did not have an impact on the Company’s financial position,

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings.  The decision to elect the fair value options is determined on an instrument-by-instrument basis should be applied to an entire instrument, and is irrevocable.  Assets and liabilities measured at fair values pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes.  SFAS No. 159 is effective as of the beginning of the Company’s 2008 fiscal year. We are currently analyzing the potential impact of adoption of SFAS No. 159 on our financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Note 3 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $589,887 and net cash used in operations of $207,739 for the year ended December 31, 2006 and at December 31, 2006 has a working capital deficit of $569,068, an accumulated deficit of $656,475 and a stockholders’ deficit of $556,204.

The ability of the Company to continue as a going concern is dependent on Management's plans, which include the raising of capital through debt and/or equity markets. The Company has not generated any sales since March 2006. The Company will require additional funding during the next twelve months to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

11

MyEcheck, Inc.
Notes to Financial Statements
December 31, 2006

The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

Note 4 Loans Payable

(A) Loans Payable - related parties

During 2005, the Company received working capital advances from certain of its officers aggregating $121,993. These loans were non-interest bearing, unsecured and due on demand. During 2005, the Company repaid $22,075 in related loans to these officers.

During 2006, the Company received working capital advances from certain of its officers aggregating $57,031. These loans were non-interest bearing, unsecured and due on demand. During 2006, the Company repaid $13,246 in related loans to these officers.

(B) Loans Payable - other

During 2006, the Company received working capital advances from an unrelated party for $2,500. This loan was non-interest bearing, unsecured and due on demand. During 2007, the Company repaid the $2,500.

Note 5 Commitments and Contingencies

(A) Litigations, claims and assessments

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

During 2005, in the State of California, a lawsuit against the Company was filed. The plaintiffs claim the Company is using the technology created by the plaintiff company, and at the plaintiff company expense have been profiting off the plaintiff company investment in the company they had funded. The Company intends to defend these claims based on its position that the technology is different and the parties entered into a settlement agreement regarding the investment when the relationship with the plaintiffs had ended. This lawsuit has a trial set for December 11, 2007.

12

MyEcheck, Inc.
Notes to Financial Statements
December 31, 2006

At December 31, 2006 and 2005, it was not possible to provide an assessment as to the likelihood of an unfavorable outcome; therefore, no estimate of the range of potential loss was possible. Accordingly, there is no related accrued loss contingency for this matter.

(B) Operating Lease

The Company leases its corporate office under a non-cancelable rental agreement. On May 3, 2005 and July 12, 2005, the Company entered into a 36-month lease and 12 month extension, respectively, through December 2009. Monthly payments at the inception of the lease terms were $ 8,576 and increase 4% annually.

At the inception of the lease, the Company’s CEO paid $12,864 as a security deposit. This payment was included as a component of the CEO’s loan account.

Total rent expense amounted to approximately $122,742 and $35,015, respectively, for the years ended December 31, 2006 and 2005.

Future minimal lease commitments are as follows:

Year	Amount

2007	$107,025
2008	111,306
2009	115,758

Total future commitments	$334,089

Note 6 Stockholders’ Deficit

(A) Stock Issued for Cash

During 2005, the Company received an aggregate $70 from two of its officers for a previously issued common stock subscription (696,000 shares) recorded in 2004. The shares were issued at $0.0001 per share and were considered founder shares.

On August 15, 2005, the Company issued 8,000 shares of common stock, $.0001 per share, for $1.

On November 30, 2006, the Company issued 40,000 shares of common stock for $100,000 ($2.50/share).

13

MyEcheck, Inc.
Notes to Financial Statements
December 31, 2006

(B) Stock Issued for Services

On April 15, 2006, the Company issued 40,000 shares of common stock for services rendered by the Company’s CFO. The shares were valued at $40 ($0.001/share).

On August 1, 2006, the Company issued 16,000 shares of common stock for services rendered by the Company’s CTO. The shares were valued at $160 ($0.01/share).

Note 7 Subsequent Events

During 2007, the Company received working capital advances from certain of its officers aggregating $19,058. These loans were non-interest bearing, unsecured and due on demand. During 2007, the Company repaid $102,320 in related loans to these officers.

During 2007, the Company received $799,957 from third party investors in exchange for an undetermined amount of common stock. The Company has a preliminary agreement in place that will exchange 40% of the Company’s issued and outstanding common stock. The Company will treat these funds as a common stock payable account until a definitive agreement has been reached. No stock has been issued as of the date of the accompanying report.

14

MyEcheck, Inc.
Financial Statements
For the Three and Nine Months Ended September 30, 2007
(Unaudited)

MYECHECK, INC.

CONTENTS

Page(s)

Balance Sheet as of September 30, 2007 (Unaudited)	1

Statements of Operations for the Three and Nine Months Ended September 30, 2007 and 2006 (Unaudited)	2

Statements of Cash Flows for the Nine Months Ended September 30, 2007 and 2006 (Unaudited)	3

Notes to Financial Statements (Unaudited)	4-10

MyECheck, Inc.
Balance Sheet
September 30, 2007
(Unaudited)

ASSETS

Current Assets
Cash	$787
Prepaids	20,186
Total Current Assets	20,973

Other Assets
Deposit	12,864

Total Assets	$33,837

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Cash overdraft	$63,357
Accounts payable	25,330
Accrued expenses	288,399
Accrued compensation - officer	46,154
Loans payable - related parties	60,440
Capital stock subscribed	899,957
Total Current Liabilities	1,383,637

Commitments and Contingencies (See note 7)

Stockholders' Deficit
Common stock, $0.00001 par value, 1,000,000 shares authorized
800,000 shares issued and outstanding	8
Additional paid in capital	100,263
Accumulated deficit	(1,450,071)
Total Stockholders' Deficit	(1,349,800)

Total Liabilities and Stockholders' Deficit	$33,837

See accompanying notes to unaudited financial statements

1

MyECheck, Inc.
Statements of Operations
(Unaudited)

	For the three months ending September 30,		For the nine months ending September 30,
	2007	2006	2007	2006

Processing Revenues	$4,717	$-	$4,771	$257,214

Operating Expenses
General and administrative	182,556	-	699,081	275
Processing expense	-	33,962	-	256,369
Professional fees	37,914	-	55,810	43,945
Research and development	15,840	39,234	47,826	77,769
Total Operating Expenses	236,310	73,196	802,717	378,358

Loss from Operations	(231,593)	(73,196)	(797,946)	(121,144)

Other Income
Other income	-	-	(4,350)	-
Total Other Income	-	-	(4,350)	-

Net Loss	$(231,593)	$(73,196)	$(793,596)	$(121,144)

Net Loss Per Share - Basic and Diluted	$(0.29)	$(0.10)	$(0.99)	$(0.17)

Weighted average number of shares outstanding
during the period - basic and diluted	800,000	754,435	800,000	732,132

See accompanying notes to unaudited financial statements

2

MyECheck, Inc.
Statements of Cash Flows
(Unaudited)

	For the Nine Months Ending September, 30
	2007	2006
Cash Flows from Operating Activities:
Net loss	$(793,596)	$(121,144)
Adjustments to reconcile net loss to net cash used in
operating activities:
Changes in operating assets and liabilities:
(Increase) decrease in:
Settlements receivable	-	32,920
Prepaids	(20,186)	-
Increase (decrease) in:
Accounts payable	(56,920)	66,430
Accrued compensation - officer	2,242	-
Accrued expenses	32,112	(81,707)

Net Cash Used in Operating Activities	(836,348)	(103,501)

Cash Flows from Financing Activities:
Cash overdraft	22,047	35,584
Proceeds from capital stock subscribed	899,957	-
Proceeds from sale of common stock	-	200
Proceeds from loans payable - related parties	19,058	49,613
Repayment of loans payable - related parties	(102,321)	(2,899)
Repayment of loan payable - other	(2,500)	-
Net Cash Provided by Financing Activities	836,241	82,499

Net Decrease in Cash	$(107)	$(21,002)

Cash at Beginning of Period	894	21,037

Cash at End of Period	$787	$35

Supplemental Disclosure of Cash Flow Information
Cash Paid for:
Taxes	$-	$-
Interest	$-	$-

See accompanying notes to unaudited financial statements

3

MyEcheck, Inc.
Notes to Financial Statements
September 30, 2007
(Unaudited)

Note 1 Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, stockholders’ equity or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

The unaudited interim financial statements should be read in conjunction with the required financial information on Form 8-K, which contains the audited financial statements and notes thereto for the year ended December 31, 2006. The interim results for the period ended September 30, 2007 are not necessarily indicative of results for the full fiscal year.

Note 2 Organization and Nature of Operations

MyEcheck, Inc. (“MEC”) (“the Company”) was incorporated in the state of Delaware on October 29, 2004.

The Company provides the following services:

(A) Electronic Check Processing

Provided to merchants who transact business over the internet allowing them to process checks electronically from their customers.

(B) Check Conversion

Provided to merchants who process checks on location allowing the merchant to deposit check images from their location to their bank.

(C) Financial Verification

Provided to merchants to check the status of their customer’s bank account in order to greater provide assurance that the check will clear.

(D) Identity Services

Provided to merchants to verify that the user of the Company’s check processing service is valid providing the merchant with greater assurance that the customer is the true identity holder of the bank account.

4

MyEcheck, Inc.
Notes to Financial Statements
September 30, 2007
(Unaudited)

(E) Check Collection Services

Check collection services provide the merchant with the ability to outsource its collection efforts for checks returned.

(F) Guarantee Services

Guarantee services provide the merchant with guaranteed payment on any returned items for a fee on all items processed as a means to insure guaranteed payment for products sold or services rendered.

Note 3 Summary of Significant Accounting Policies

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and rapid technological change. The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, and regulatory risks including the potential risk of business failure. Also see Note 4 regarding going concern matters.

Use of Estimates

The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

For the purpose of the Statements of Cash Flows, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. The Company has no cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At September 30, 2007, there were no balances that exceeded the federally insured limit.

During 2006, the Company had accrued $185,000 in related overdraft charges. These charges are a component of accrued expenses in the accompanying balance sheet.

5

MyEcheck, Inc.
Notes to Financial Statements
September 30, 2007
(Unaudited)

Fair Value of Financial Instruments

The carrying amounts of the Company’s short-term financial instruments, including accounts payable, accrued expenses, accrued compensation - officer and loans payable - related parties, approximate fair value due to the relatively short period to maturity for these instruments.

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition.  The Company records revenue when all of the following have occurred; (1) persuasive evidence of an arrangement exists, (2) product delivery has occurred, (3) the sales price to the customer is fixed or determinable, and (4)collectibility is reasonably assured.

The Company earns revenue from different types of services, which include the following: electronic check processing, check deposit services under check 21, check conversion, financial verification, identity verification, and check guarantee services. The services are performed pursuant to a contract with a customer, which states the services to be utilized and the terms and fixed price for all services under contract. The price of these services may be a fixed fee per transaction and/or a percentage of the transaction processed depending on the service.

Revenue from electronic check processing is derived from fees collected from merchants to convert merchant customer check data into an electronic image of a paper draft, which allows the Company to deposit the funds to the merchant’s bank through check 21 image clearing with the Federal Reserve on behalf of the bank. The Company recognizes the revenue related to electronic check processing fees when the services are performed.

Revenue from check conversion is derived from fees collected from the merchant to process Remote Deposit Capture items, which allows the Company to deposit the funds to the merchant’s bank through check 21 image clearing with the Federal Reserve on behalf of the Bank of First Deposit. The Company recognizes the revenue related to check conversion fees when the services are performed.

Revenue from financial verification is derived from fees collected from merchants to process requests to validate financial verifications to an outside service provider under contract with the Company. This revenue is recognized when the transaction is processed, since the Company has no further obligations.

Revenue from identity verification is derived from fees collected from merchants to process requests to validate identity verifications to an outside service provider under contract with the Company. This revenue is recognized when the transaction is processed, since the Company has no further obligations.

Revenue from check guarantee services is derived from fees collected from merchants to process transaction to an outside service provider under contract with the Company. This revenue is recognized when the transaction is processed, since the Company has no further obligations.

6

MyEcheck, Inc.
Notes to Financial Statements
September 30, 2007
(Unaudited)

Processing Expense

Processing expense costs consist of third party financial verification and identification services, third party guarantee services, check processing charges, bank service charges, accrued overdraft charges, returned item fees, and losses from write-offs of settlement accounts due to returned items that a check guarantee company does not cover.

Net Loss Per Share

Basic loss per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. For the three and nine months ended September 30, 2007 and 2006, respectively, the Company does not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Research and Development

The Company expenses all research and development costs as incurred for which there is no alternative future use. During the three and nine months ended September 30, 2007 and 2006, these costs primarily consisted of software development fees.

Stock-based compensation

All share-based payments to employees will be recorded and expensed in the statement of operations as applicable under SFAS No. 123R “Share-Based Payment”. The Company has not issued any stock based compensation during the three and nine months ended September 30, 2007 and 2006, respectively.

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments” (SFAS 155), which amends SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities” (SFAS 133) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (SFAS 140). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principal cash flows. SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that it is a derivative financial instrument. The Company adopted SFAS No. 155 on January 1, 2007 and it did not have a material impact on its financial position, results of operations or cash flows.

7

MyEcheck, Inc.
Notes to Financial Statements
September 30, 2007
(Unaudited)

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, (“FIN 48”) “Accounting for Uncertainty in Income Taxes - An Interpretation of SFAS No. 109.” This Interpretation provides guidance for recognizing and measuring certain tax positions, as defined in FASB No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification and disclosure of uncertain tax positions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect that this Interpretation will have a material impact on their financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), Fair Value Measurements. SFAS 157 clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. Additionally, it established a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS 157 to have a material impact on their financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 158 (“SFAS 158”), “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).” SFAS 158 requires employers to recognize the under funded or over funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS 158 are effective for fiscal years ending after December 15, 2006. The new measurement date requirement applies for fiscal years ending after December 15, 2008. The Company does not expect the adoption of SFAS 158 to have a material impact on their financial position, results of operations or cash flows.

In September 2006, the U.S. Securities and Exchange Commission (the “SEC”) issued Staff Accounting Bulletin (“SAB No.108”), which expresses the views of the SEC staff regarding the process of quantifying financial statement misstatements. SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The guidance of this SAB is effective for annual financial statements covering the first fiscal year ending after November 15, 2006, which is December 31, 2006 for the Company. SAB No. 108 did not have an impact on the Company’s financial position,

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings.  The decision to elect the fair value options is determined on an instrument-by-instrument basis should be applied to an entire instrument, and is irrevocable.  Assets and liabilities measured at fair values pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes.  SFAS No. 159 is effective as of the beginning of the Company’s 2008 fiscal year. The Company does not expect the adoption of SFAS 159 to have a material impact on its financial position, results of operations or cash flows.

8

MyEcheck, Inc.
Notes to Financial Statements
September 30, 2007
(Unaudited)

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Note 4 Going Concern

As reflected in the accompanying unaudited financial statements, the Company has a net loss of $793,596 and net cash used in operations of $836,348 for the nine months ended September 30, 2007 and at September 30, 2007, has a working capital deficit of $1,362,664, an accumulated deficit of $1,450,071 and a stockholders’ deficit of $1,349,800.

The ability of the Company to continue as a going concern is dependent on Management's plans, which include the raising of capital through debt and/or equity markets. The Company has started generating sales beginning in August of 2007 while having no sales since March 2006. The Company will require additional funding during the next twelve months to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

Note 5 Loans Payable

(A) Loans Payable - related parties

During 2007, the Company received working capital advances from certain of its officers aggregating $19,058. These loans were non-interest bearing, unsecured and due on demand. During 2007, the Company repaid $102,321 in related loans to these officers.

(B) Loans Payable - other

During 2007, the Company repaid $2,500 to a third party. The loan was non-interest bearing, unsecured and due on demand.

Note 6 Common Stock Payable

During the nine months ended September 30, 2007, the Company received $899,957 from third party investors in exchange for an undetermined amount of common stock. Funds received from these third parties were non-interest bearing, unsecured, and due on demand. At September 30, 2007, no stock had been issued and the parties are working towards a resolution.

9

MyEcheck, Inc.
Notes to Financial Statements
September 30, 2007
(Unaudited)

Note 7 Commitments and Contingencies

(A) Litigations, claims and assessments

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

During 2005, in the State of California, a lawsuit against the Company was filed. The plaintiffs claim the Company is using the technology created by the plaintiff company, and at the plaintiff company expense have been profiting off the plaintiff company investment in the company they had funded. The Company intends to defend these claims based on its position that the technology is different and the parties entered into a settlement agreement regarding the investment when the relationship with the plaintiffs had ended. This lawsuit has a trial set for December 11, 2007.

At September 30, 2007, it was not possible to provide an assessment as to the likelihood of an unfavorable outcome; therefore, no estimate of the range of potential loss was possible. Accordingly, there is no related accrued loss contingency for this matter.

(B) Accrued Rent

Effective May 1, 2007, the Company was in default on outstanding rent for $104,969. The Company agreed to repay the outstanding balance within twenty-four months bearing 9% interest for a total repayment of $115,092 ($4,796/month).

Note 8 Subsequent Events

In October 2007, in connection with receiving funds from investors for an undetermined amount of common stock, the Company received an additional $149,980. (See Note 6)

On November 1, 2007, the Company (MEC) and Sekoya Holdings Ltd. ("Sekoya") have entered into a definitive Acquisition and Share Exchange Agreement (the "Agreement") which, subject to regulatory approval and other customary closing conditions, provides for the acquisition of all of the issued and outstanding shares and rights to purchase shares of MEC by Sekoya, resulting in MEC become a wholly owned subsidiary of Sekoya (the "Transaction").  Upon closing of the Transaction, MEC shareholders will be issued common shares in the capital stock of Sekoya, equal in total, to 60% of final issued and outstanding shares of Sekoya with Sekoya shareholders retaining shares equal to 40% of the final issued and outstanding shares of Sekoya.

Upon completion of the transaction, Sekoya will change its name to MyECheck, Inc. The management of MyECheck, Inc. will be the same as the current management of MEC and the members of the Board of Directors of MEC will constitute the majority of the Board of Directors of the consolidated entity.

10

Item 5.06 Change in Shell Company Status

See disclosures at Item 5.01 of this Report on form 8-k.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Registrant: MyECheck, Inc..

Signed: /s/ Shirley Wong

Name: Shirley Wong

Title: President and Chief Executive Officer

Date: February 4, 2008

Exhibit Index

Exhibit No. Description

EX 10 Amended and Restated Merger Agreement